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Exhibit 10.27

LEASE AGREEMENT

420 EAST SOUTH TEMPLE OFFICE BUILDING

        THIS LEASE AGREEMENT (the "Lease") is made and entered into as of this            day of April, 2005, by and between BAY PACIFIC CO., A CALIFORNIA CORPORATION, BY ITS MANAGING PARTNER, THE BOYER COMPANY, L.C. (the "Landlord"), and SENTO CORPORATION (the "Tenant").

        For and in consideration of the rental to be paid by Tenant and of the covenants and agreements herein set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Leased Premises (as hereafter defined) and certain other areas, rights and privileges for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

I.     PREMISES

          1.1   Description of Premises. Landlord does hereby demise, lease and let unto Tenant, and Tenant does hereby take and receive from Landlord the following:

          (a)   That certain floor area containing approximately 8,397 gross rentable square feet (the "Leased Premises") on the fourth floor of the office building (the "Building") located at approximately 420 East South Temple in Salt Lake City, Utah, on the real property (the "Property") described on Exhibit "A" attached hereto and by this reference incorporated herein. The space occupied by Tenant consists of that certain area crosshatched on Exhibit "B" which is attached hereto and by this reference incorporated herein.

          (b)   The non-exclusive right to Tenant's use of the Common Areas (as defined in Section 20.1 below).

          (c)   Such non-exclusive rights-of-way, easements and similar rights with respect to the Building and Property as may be reasonably necessary for access to and egress from, the Leased Premises.

          (d)   The non-exclusive right to use those areas designated and suitable for vehicular parking, including the non-exclusive right to the use of thirty two (32) unreserved parking stalls in the covered parking structure.

          1.2   Work of Improvement. The obligation of Landlord and Tenant to perform the work and supply the necessary materials and labor to prepare the Leased Premises for occupancy are described in detail on Exhibit "C". Landlord and Tenant shall expend all funds and do all acts required of them as described on Exhibit "C" and shall perform or have the work performed promptly and diligently in a first class and workmanlike manner.

    1.3
    Construction of Building.
    Intentionally Deleted.

          1.4   Changes to Building. Landlord hereby reserves the right at any time and from time to time to make changes, alterations or additions to the Building or to the Property. Tenant shall not, in such event, claim or be allowed any damages for injury or inconvenience occasioned thereby and shall not be entitled to terminate this Lease.

    1.5
    Substitute Premises.
    Intentionally Deleted.

II.    TERM

          2.1   Length of Term. The term of this Lease shall be for a period of six (6) years plus the partial calendar month, if any, occurring after the Commencement Date (as hereinafter defined) if the Commencement Date occurs other than on the first day of a calendar month.

          2.2   Commencement Date; Obligation to Pay. The term of this Lease and Tenant's obligation to pay rent hereunder shall commence on the first to occur of the following dates ("Commencement Date"):

          (a)   The date Tenant occupies the Leased Premises and conducts business.

          (b)   The date three (3) days after the Landlord, or Landlord's supervising contractor, notified Tenant in writing that Landlord's construction obligations respecting the Leased Premises have been fulfilled and/or that the Leased Premises are ready for occupancy and/or performance of Tenant's work and a Certificate of Occupancy is received.

  Except to the extent of any monies deposited with Landlord by Tenant, Landlord shall not have any liability to Tenant arising out of the failure of the Commencement Date to occur. Exhibit "D" acknowledges the Commencement Date of the Lease.

          2.3   Construction of Leased Premises. Landlord shall provide a cost to construct the improvements to the Leased Premises (see Exhibit "E"). Landlord shall itemize each part of the construction and its associated cost. Landlord shall pay for $233,610 of the cost listed ("the Tenant Improvement Allowance") and Tenant shall be obligated for the remaining costs shown on Exhibit "E".

  The Construction of Leased Premises as designated in this section 2.3, in Exhibit "C", and Exhibit "E."

          2.4   Acknowledgment of Commencement Date. Landlord and Tenant shall execute a written acknowledgment of the Commencement Date in the form attached hereto as Exhibit "D".

III.  BASIC RENTAL PAYMENTS

          3.1   Basic Annual Rent. Tenant agrees to pay to Landlord as basic annual rent (the "Basic Annual Rent") at such place as Landlord may designate, without prior demand therefore and without any deduction or set off whatsoever the following

Year	Annual NNN Rate Per Sq. Ft. Per Year	Rentable Sq. Ft.	Annual Triple Net (NNN) Rent Per Year
1	$10.00	8,397	$83,970.00
2	10.25	8,397	86,069.25
3	10.51	8,397	88,252.47
4	10.77	8,397	90,435.69
5	11.04	8,397	92,702.88
6	11.31	8,397	94,970.07

  Said Basic Annual Rent shall be due and payable in twelve (12) equal monthly installments to be paid in advance on or before the first day of each calendar month during the term of the Lease. In the event the Commencement Date occurs on a day other than the first day of a calendar month, then rent shall be paid on the Commencement Date for the initial fractional calendar month prorated on a per-diem basis (based upon a thirty (30) day month).

          3.2   Additional Monetary Obligations. Tenant shall also pay as rental (in addition to the Basic Annual Rent) all other sums of money as shall become due and payable by Tenant to Landlord under this Lease. Landlord shall have the same remedies in the case of a default in the payment of said other sums of money as are available to Landlord in the case of a default in the payment of one or more installments of Basic Annual Rent.

IV.   ADDITIONAL RENT

          4.1   Definitions. It is the intent of both parties that the Basic Annual Rent herein specified shall be absolutely net to the Landlord throughout the term of this Lease, and that all costs, expenses and obligations relating to the Building, Property and/or Leased Premises which may arise or become due during the term shall be paid by Tenant in the manner hereafter provided.

          For purposes of this Part IV and the Lease in general, the following words and phrases shall have the meanings set forth below:

          (a)   "Basic Costs" shall mean all actual costs and expenses incurred by Landlord in connection with the ownership, operation, management and maintenance of the Building and Property and related improvements located thereon (the "Improvements"), including, but not limited to, all expenses incurred by Landlord as a result of Landlord's compliance with any and all of its obligations under this Lease (or under similar leases with other tenants) other than the performance by Landlord of its work under Section 2.3 of this Lease or similar provisions of leases with other tenants. In explanation of the foregoing, and not in limitation thereof, Basic Costs shall include: all real and personal property taxes and assessments (whether general or special, known or unknown, foreseen or unforeseen) and any tax or assessment levied or charged in lieu thereof, whether assessed against Landlord and/or Tenant and whether collected from Landlord and/or Tenant; snow removal, trash removal, common area utilities, cost of equipment or devices used to conserve or monitor energy consumption, supplies, insurance, license, permit and inspection fees, cost of services of independent contractors, cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance, repair, and replacement of the Building, its equipment and the adjacent walk and landscaped area (including, but not limited to janitorial, scavenger, gardening, security, parking, elevator, painting, plumbing, electrical, mechanical, carpentry, window washing, structural and roof repairs and reserves, signing and advertising), but excluding persons performing services not uniformly available to or performed for substantially all Building tenants; and rental expense or a reasonable allowance for depreciation of personal property used in the maintenance, operation and repair of the Building. The foregoing notwithstanding, Basic Costs shall not include depreciation on the Building and Improvements; amounts paid toward principal or interest of loans of Landlord; nor "Direct Costs" as defined in Section 4.1(b) below.

          (b)   "Direct Costs" shall mean all actual costs and expenses incurred by Landlord in connection with the operation, management, maintenance, replacement, and repair of tenants' premises, including but not limited to janitorial services, maintenance, repairs, supplies, utilities, heating, ventilation, air conditioning, and property management fees, which property management fees shall be equal to a percentage of the sum of Tenant's Basic Annual Rent and Estimated Costs, including electricity charges if separately metered and parking charges if applicable, which percentage shall not exceed four percent (4%). Tenant shall pay its share of Direct Costs of the Building. The amount of Tenant's Direct Costs shall be obtained by multiplying the expenses in question by a fraction, the numerator of which shall be the gross rentable square footage of the premises, and the denominator of which shall be the average gross rentable square feet leased and occupied by tenants of the Building during any given year in which the Direct Costs are then being calculated.

          Landlord may cause meters to be installed to measure actual electrical and ventilation/air conditioning usage by Tenant. If such meters are installed, Tenant shall pay Landlord monthly, as additional rent, the estimated costs of such metered electrical and ventilation/air conditioning usage. At least annually, Landlord shall reconcile the estimated costs of these metered services and shall show the actual costs and shall apply any appropriate credits or debits from the previous year's actual usage. All such billings will be computed at the actual kilowatt hourly rate billed to the Landlord by the public utility companies for each respective period, including taxes. The costs of ventilation/air conditioning usage by Tenant shall be equitably apportioned among all building tenants according to usage. Tenant shall promptly pay to Landlord the amount due on each monthly billing received for and throughout the term of the Lease.

          (c)   "Estimated Costs" shall mean the projected amount of Tenant's Direct Costs and Tenant's Proportionate Share of Basic Costs, excluding the costs of electricity and ventilation/air conditioning provided to Tenant's Leased Premises, if separately metered. The Estimated Costs for the calendar year in which the Lease commences are $48,282.75 including the costs of electricity and ventilation/air conditioning to the Tenant's Leased Premises, and are not included in the Basic Annual Rent. If the Estimated Costs as of the date Tenant takes occupancy are greater than Tenant's Estimated Costs at the time this Lease is executed, the Estimated Costs shall be increased to equal the Estimated Costs as of the date of Tenant's occupancy.

          (d)   "Tenant's Proportionate Share of Basic Costs" shall mean the percentage derived from the fraction, the numerator of which is the gross rentable square footage of the Leased Premises (8,397), the denominator of which is the gross rentable square footage of the Building (140,888). In this Lease, Tenant's pro-rata share initially is 5.96%, subject to increase or decrease due to increases or decreases in the gross rentable square footage of the Leased Premises and/or the Building.

          4.2   Report of Basic Costs and Statement of Estimated Costs.

          (a)   After the expiration of each calendar year occurring during the    term of this Lease, Landlord shall furnish Tenant a written statement of the Tenant's Proportionate Share of Basic Costs and the Tenant's Direct Costs occurring during the previous calendar year. The written statement shall specify the amount by which Tenant's Direct Costs and Proportionate Share of Basic Costs exceeds or is less than the amounts paid by Tenant during the previous calendar year pursuant to Section 4.3(b) below.

          (b)   At the same time specified in Section 4.2(a) above, Landlord shall furnish Tenant a written statement of the Estimated Costs for the then current calendar year.

          4.3   Payment of Additional Rent. Tenant shall pay as additional rent ("Additional Rent") Tenant's Direct Costs and Tenant's Proportionate Share of Basic Costs. The Additional Rent shall be paid as follows:

          (a)   With each monthly payment of Basic Annual Rent due pursuant to Section 3.1 above, Tenant shall pay to Landlord, without offset or deduction, one-twelfth (l/12th) of the Estimated Costs as defined in Section 4.1(c).

          (b)   Within thirty (30) days after delivery of the written statement referred to in section 4.2(a) above, Tenant shall pay to Landlord the amount by which Tenant's Direct Costs and Proportionate Share of Basic Costs, as specified in such written statements, exceed the aggregate of Estimated Costs actually paid by Tenant for the year at issue. Payments by Tenant shall be made pursuant to this Section 4.3(b) notwithstanding that a statement pursuant to Section 4.2(a) is furnished to Tenant after the expiration of the term of this Lease.

          (c)   If the annual statement of costs indicates that the Estimated Costs paid by Tenant pursuant to Section 4.3(a) above for any year exceeded Tenant's Direct Costs and Tenant's Proportionate Share of Basic Costs for the same year, Landlord, at its election, shall either

  (i) promptly pay the amount of such excess to Tenant, or (ii) apply such excess against the next installment of Basic Annual Rental or Additional Rent due hereunder.

          4.4   Resolution of Disagreement. Every statement given by Landlord pursuant to Section 4.2 shall be conclusive and binding upon Tenant unless within sixty (60) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute shall not have been settled by agreement, the parties hereto shall submit the dispute to arbitration within ninety (90) days after Tenant's receipt of such statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay Additional Rent in accordance with Landlord's statement, and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of rents resulting from compliance with Landlord's statement. Landlord agrees to grant Tenant reasonable access to Landlord's books and records for the purpose of verifying operating expenses incurred by Landlord.

          4.5   Limitations. Nothing contained in this Part IV shall be construed at any time so as to reduce the monthly installments of Basic Annual Rent payable hereunder below the amount set forth in Section 3.1 of this Lease.

V.     SECURITY DEPOSIT

          5.1   Deposit. .. Tenant has deposited with Landlord the sum of Eleven Thousand Twenty-one and 06/100 Dollars ($11,021.06) as security for the performance by Tenant of all of the terms, covenants, and conditions required to be performed by it hereunder. Such sum shall be returned to Tenant after the expiration of the term of this Lease and delivery of possession of the Leased Premises to Landlord if, at such time, Tenant has performed all such terms, covenants, and conditions of this Lease. Prior to the time when Tenant is entitled to any return of the security deposit, Landlord may intermingle such deposit with its own funds and use such sum for such purposes as Landlord may determine. Tenant shall not be entitled to any interest on the security deposit.

          5.2   Default. In the event of default by Tenant in respect to any of its obligations under this Lease, including, but not limited to, the payment of rent or additional rent, Landlord may use, apply, or retain all or any part of the security deposit for the payment of any unpaid Basic Annual Rent or Additional Rent, or Landlord may be required to expend by reason of the default of Tenant, including any damages or deficiency in the reletting of the Leased Premises, regardless of whether the accrual of such damages or deficiency occurs before or after an eviction or a portion of the security deposit is so used or applied. Tenant shall, upon five (5) days written demand, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount.

VI.  USE

          6.1   Use of Leased Premises. The Leased Premises shall be used and occupied by Tenant for general office purposes only and for no other purpose whatsoever without the prior written consent of Landlord.

          6.2   Prohibition of Certain Activities or Uses. The Tenant shall not do or permit anything to be done in or about, or bring or keep anything in the Leased Premises which is prohibited by this Lease or will, in any way or to any extent:

          (a)   Adversely affect any fire, liability or other insurance policy carried with respect to the Building, the Improvements or any of the contents of the Building (except with Landlord's express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant's agreement to bear any additional costs, expenses or liability for risk that may be involved).

          (b)   Obstruct or interfere with any right of any other tenant or occupant of the Building or injure or annoy such persons;

          (c)   Conflict with or violate any law, statute, ordinance, rule, regulation or requirement of any governmental unit, agency or authority (whether existing or enacted as promulgated in the future, known or unknown, foreseen or unforeseen).

          (d)   Adversely overload the floors or otherwise damage the structural soundness of the Leased Premises or Building, or any part thereof (except with Landlord's express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant's agreement to bear any additional costs, expenses or liability for risk that may be involved).

          6.3   Affirmative Obligations with Respect to Use.

          (a)   Tenant will comply with all governmental laws, ordinances, regulations, and requirements, now in force or which hereafter may be in force, of any lawful governmental body or authorities having jurisdiction over the Leased Premises, will keep the Leased Premises and every part thereof in a clean, neat, and orderly condition, free of objectionable noise, odors, or nuisances, will in all respects and at all times fully comply with all health and policy regulations, and will not suffer, permit, or commit any waste.

          (b)   At all times during the term hereof, Tenant shall, at Tenant's sole cost and expense, comply with all statutes, ordinances, laws, orders, rules, regulations and requirements of all applicable federal, state, county, municipal and other agencies or authorities, now in effect or which may hereafter become effective, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alterations of the Leased Premises (including, without limitation, all applicable requirements of the Americans with Disabilities Act of 1990 and all other applicable laws relating to people with disabilities, and all rules and regulations which may be promulgated thereunder from time to time and whether relating to barrier removal, providing auxiliary aids and services or otherwise) and upon request of Landlord shall deliver evidence thereof to Landlord.

          6.4   Suitability. Tenant acknowledges that except as expressly set forth in this Lease, neither Landlord nor any other person has made any representation or warranty with respect to the Leased Premises or any other portion of the Building, and that no representation has been made or relied on with respect to the suitability of the Leased Premises or any other portion of the Building or Improvements for the conduct of Tenant's business. The Leased Premises, Building and Improvements (and each and every part thereof) shall be deemed to be in satisfactory condition unless, within sixty (60) days after the Commencement Date, Tenant shall give Landlord written notice specifying, in reasonable detail, the respects in which the Leased Premises, Building or Improvements are not in satisfactory condition.

          6.5   Taxes. Tenant shall pay all taxes, assessments, charges, and fees which during the term hereof may be imposed, assessed or levied by any governmental or public authority against or upon Tenant's use of the Leased Premises or any personal property or fixture kept or installed therein by Tenant and on the value of leasehold improvements to the extent that the same exceed Building allowances.

VII. UTILITIES AND SERVICE

          7.1   Obligation of Landlord. During the term of this Lease the Landlord agrees to cause to be furnished to the Leased Premises during customary business hours (7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to 1:00 p.m. on Saturday) and during generally recognized business days the following utilities and services, the cost and expense of which shall be included in Basic and/or Direct Costs:

          (a)   Electricity, water, gas and sewer service.

          (b)   Telephone/Cable connection, but not including telephone stations and equipment (it being expressly understood and agreed that Tenant shall be responsible for the ordering and installation of telephone lines and equipment and cable lines which pertain to the Leased Premises).

          (c)   Heat and air-conditioning to such extent and to such levels as, in Landlord's judgment, is reasonably required for the comfortable use and occupancy of the Leased Premises subject however to any limitations imposed by any government agency. The parties agree and understand that the above heat and air-conditioning will be provided Monday through Friday from 7:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m.

          (d)   Janitorial service.

          (e)   Security (including the lighting of common halls, stairways, entries and restrooms) to such extent as is usual and customary in similar buildings in Salt Lake County, Utah.

          (f)    Snow removal service.

          (g)   Landscaping and groundskeeping service.

          (h)   Elevator service.

          7.2   Tenant's Obligations. Tenant shall arrange for and shall pay the entire cost and expense of all telephone stations, equipment and use charges, electric light bulbs (but not fluorescent bulbs used in fixtures originally installed in the Leased Premises) and all other materials and services not expressly required to be provided and paid for pursuant to the provisions of Section 7.1 above.

          7.3   Additional Limitations:

          (a)   Tenant will not, without the written consent of Landlord, which consent shall not be unreasonably withheld, use any apparatus or device on the Leased Premises (including but without limitation thereto, electronic data processing machines, punch card machines or machines using current in excess of 110 volts) which will in any way or to any extent increase the amount of electricity or water usually furnished or supplied for use on the Leased Premises for the use designated in Section 6.1 above, nor connect with electrical current, except through existing electrical outlets in the Leased Premises, or water pipes, any apparatus or device, for the purposes of using electric current or water.

          (b)   If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Leased Premises, or for purposes other than those designated in Section 6.l above, Tenant shall first procure the consent of Landlord for the use thereof, which consent Landlord may refuse and/or Landlord may cause a water meter or electric current meter to be installed in the Leased Premises, so as to measure the amount of water and/or electric current consumed for any such use. The cost of such meters and of installation maintenance, and repair thereof shall be paid for by Tenant and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water and electric current consumed as shown by said meters, at the rates charged for such service by the City in which the Building is located or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

          (c)   If and where heat generating machines devices are used in the Leased Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install additional or supplementary air conditioning units for the Leased Premises, and the entire cost of installing, operating, maintaining and repairing the same shall be paid by Tenant to Landlord promptly after demand by Landlord.

          7.4   Limitation on Landlord's Liability. Landlord shall not be liable for and Tenant shall not be entitled to terminate this Lease or to effectuate any abatement or reduction of rent by reason of Landlord's failure to provide or furnish any of the foregoing utilities or services if such failure was reasonably beyond the control of Landlord. In no event shall Landlord be liable for loss or injury to persons or property, however, arising or occurring in connection with or attributable to any failure to furnish such utilities or services even if within the control of Landlord.

VIII. MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS

          8.1   Maintenance and Repairs by Landlord. Landlord shall maintain in good order, condition and repair the Building and Improvements except the Leased Premises and those other portions of the Building leased, rented or otherwise occupied by persons not affiliated with the Landlord. Landlord shall supply normal janitorial and cleaning services reasonably required to keep the Leased Premises and the Building and Improvements in a clean, sanitary and orderly condition, the cost and expense of which shall be included in Direct and/or Basic Costs.

          8.2   Maintenance and Repairs by Tenant. Tenant, at Tenant's sole cost and expense and without prior demand being made, shall maintain the Leased Premises in good order, condition and repair, (normal wear and tear excepted) and will be responsible for the painting, carpeting or other interior design work of the Leased Premises beyond the initial construction phase as specified in Section 2.3 and Exhibit "C" and "E" of the Lease and shall maintain all equipment and fixtures installed by Tenant. If repainting or recarpeting is required and authorized by Tenant, the cost for such are the sole obligation of Tenant and shall be paid for by Tenant immediately following the performance of said work and a presentation of an invoice for payment.

          8.3   Alterations. Except as set forth on Exhibit "C" attached hereto, Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any fixtures, signs, floor coverings, interior or exterior lighting, plumbing fixtures, or shades or awnings, or make any other changes to the Leased Premises without first obtaining Landlord's written approval, which approval shall not be unreasonably withheld. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought. In the event Landlord consents to the making of any alterations, additions, or improvements to the Leased Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense. All such work with respect to any alterations, additions, and changes shall be done in a good and workmanlike manner and diligently prosecuted to completion such that, except as absolutely necessary during the course of such work, the Leased Premises shall at all times be a complete operating unit. Any such alterations, additions, or changes shall be performed and done strictly in accordance with all laws and ordinances relating thereto. In performing the work or any such alterations, additions, or changes, Tenant shall have the same performed in such a manner as not to obstruct access to any portion of the Building. Any alterations, additions, or improvements to or of the Leased Premises, including, but not limited to, wallcovering, paneling, and built-in cabinet work, but excepting movable furniture and equipment, shall at once become a part of the realty and shall be surrendered with the Leased Premises.

          8.4   Landlord's Access to Leased Premises. Landlord shall have the right to place, maintain, and repair all utility equipment of any kind in, upon, and under the Leased Premises as may be necessary for the servicing of the Leased Premises and other portion of the Building. Landlord shall upon providing adequate prior notice to Tenant, also have the right to enter the Leased Premises at all times to inspect or to exhibit the same to prospective purchasers, mortgagees, tenants, and lessees, and to make such repairs, additions, alterations, or improvements as Landlord may deem desirable. Landlord shall be allowed to take all material upon said Leased Premises that may be required therefor without the same constituting an actual or constructive eviction of Tenant in whole or in part and the rents reserved herein shall in no way abate while said work is in progress by reason of loss or interruption of Tenant's business or otherwise, and Tenant shall have no claim for damages. During the three (3) months prior to expiration of this Lease or of any renewal term, Landlord may place upon the Leased Premises "For Lease" or "For Sale" signs which Tenant shall permit to remain thereon.

IX.  ASSIGNMENT

          9.1   Assignment Prohibited. Tenant shall not transfer, assign, mortgage, or hypothecate this Lease, in whole or in part, or permit the use of the Leased Premises by any person or persons other than Tenant, or sublet the Leased Premises, or any part thereof, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, provided sufficient information is provided to Landlord to accurately represent the financial condition of those to whom this Lease will be transferred, assigned, mortgaged, or hypothecated. Such prohibition against assigning or subletting shall include any assignment or subletting by operation of law. Any transfer of this Lease from the Tenant by merger, consolidation, transfer of assets, or liquidation shall constitute an assignment for purposes of this Lease. In the event that Tenant hereunder is a corporation, an unincorporated association, a partnership, or another entity, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association, partnership, or other entity in the aggregate in excess of forty-nine percent (49%) shall be deemed an assignment within the meaning of this Section.

          9.2   Consent Required:

          (a)   Any assignment or subletting without Landlord's consent shall be void, and shall constitute a default hereunder which, at the option of Landlord, shall result in the termination of this Lease or exercise of Landlord's other remedies hereunder. Consent to any assignment or subletting shall not operate as a waiver of the necessity for consent to any subsequent assignment or subletting, and the terms of such consent shall be binding upon any person holding by, under, or through Tenant.

          (b)   Landlord shall have no obligation to consent to the proposed sublease or assignment if the proposed sublessee or assignee or its business is or may be subject to compliance with additional requirements of the law, including any related rules or regulations, commonly known as the "Americans with Disabilities Act of 1990" or similar state or local laws relating to persons with disabilities beyond those requirements which are applicable to the tenant desiring to so sublease or assign.

          9.3   Landlord's Right in Event of Assignment. If this Lease is assigned or if the Leased Premises or any portion thereof are sublet or occupied by any person other than the Tenant, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges reserved hereunder, but such collection shall not constitute consent or waiver of the necessity of consent to such assignment, subleasing, or other transfer, nor shall such collection constitute the recognition of such assignee, sublessee, or other party as the Tenant hereunder or a release of Tenant from the further performance of all of the covenants and obligations, including obligation to pay rent, of Tenant herein contained. In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay to Landlord reasonable fees, not to exceed $100.00, incurred in connection with processing of documents necessary to the giving of such consent.

X.    INDEMNITY

          10.1   Indemnification By Both Parties. Tenant shall defend and indemnify Landlord and save Landlord harmless from and against any and all suits, actions, damage and claims, liability and expense in connection with loss of life, bodily or personal injury, or property damage arising from or out of any occurrence in, upon, at or from the Leased Premises, or occasioned wholly or in part by any act or omission of Tenant or its agents, contractors, employees, servants, invitees, licensees or concessionaires unless caused by Landlord's negligence, its agents, servants, or employees. Landlord shall defend and indemnify Tenant and save Tenant harmless from and against any and all suits, actions, damage and claims, liability and expense in connection with loss of life, bodily or personal injury, or property damage arising from or out of any occurrence in, upon, at or from the Leased Premises, or occasioned wholly or in part by any act or omission of Landlord or its agents, contractors, employees, servants, invitees, licensees or concessionaires unless caused by Tenant's negligence, its agents, servants, or employees. All insurance policies carried by Tenant and/or Landlord shall include a waiver of subrogation endorsement which specifies that the insurance carrier(s) will waive any right of subrogation against Tenant and/or Landlord arising out of any insurance claim.

          10.2   Release of Landlord. Landlord shall not be responsible or liable at any time for any loss or damage to Tenant's personal property or to Tenant's business, including any loss or damage to either the person or property of Tenant that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting, or adjoining space. Tenant shall store its property in and shall use and enjoy the Leased Premises and all other portions of the Building and Improvements at its own risk, and hereby releases Landlord, to the full extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury, or property damage.

          10.3   Notice. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Leased Premises or in the Building of which the Leased Premises are a part or of defects therein or in any fixtures or equipment.

          10.4   Litigation. In case Landlord, without fault on its part, shall be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses, and reasonable attorneys' fees.

XI.  INSURANCE

          11.1   Insurance on Tenant's Personal Property and Fixtures. At all times during the term of this Lease, Tenant shall keep in force at its sole cost and expense, hazardous insurance with special causes of loss including theft coverage, insuring against fire and extended coverage risks (including vandalism and malicious mischief) in companies acceptable to Landlord, equal to the replacement cost of Tenant's fixtures, furnishings, equipment, and contents upon the Leased Premises and all improvements or additions made by Tenant to the Leased Premises. The Landlord shall be named as a loss payer on all such policies.

          11.2   Property Coverage. Landlord shall obtain and maintain in force "All Risk" insurance, including vandalism and malicious mischief, required to cover any loss or destruction that the Leased Premises herein may experience during the Lease period and any extension thereof, and including, at Landlord's discretion, flood and earthquake coverage if commercially available at reasonable rates. Such insurance shall also include coverage against loss of rents. Tenant shall pay Landlord, as a separate consideration, all reasonable costs to purchase the insurance called for in this paragraph on the Leased Premises.

          11.3   Liability Insurance. Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the Leased Premises and the business operated by Tenant in the Leased Premises, with a combined single limit for personal or bodily injury and property damage of not less than $1,000,000.00. The policy shall name Landlord, any person, firms, or corporations designated by Landlord, and Tenant as insureds, and shall contain a clause that the insurer will not cancel or materially change the insurance pertaining to the Leased Premises without first giving Landlord ten (10) days' written notice. Tenant shall at all times during the term hereof provide Landlord with evidence of current insurance coverage. All public liability, property damage, and other liability policies shall be written as primary policies, not contributing with coverage which Landlord may carry. All such policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents, and employees by reason of the negligence of Tenant. All such insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons or injury or damage to property contained in Part X.

          11.4   Waiver of Subrogation. Landlord and Tenant waive all rights to recover against each other, against any other tenant or occupant of the Building and against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of each other or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such loss or damage is actually covered.

          11.5   Lender. Any mortgage lender interest in any part of the Building or Improvements may, at Landlord's option, be afforded coverage under any policy required to be secured by Tenant hereunder, by use of a mortgagee's endorsement to the policy concerned.

XII. DESTRUCTION

        If the Leased Premises shall be partially damaged by any casualty insured against under any insurance policy maintained by Landlord, Landlord shall, upon receipt of the insurance proceeds, repair the Leased Premises and until repair is complete the Basic Annual Rent and Additional Rent shall be abated proportionately as to that portion of the Leased Premises rendered untenantable. Notwithstanding the foregoing, if: (a) the Leased Premises by reason of such occurrence are rendered wholly untenantable, or (b) the Leased Premises should be damaged as a result of a risk which is not covered by insurance, or (c) the Leased Premises should be damaged in whole or in part during the last six (6) months of the term or of any renewal hereof, or (d) the Leased Premises or the Building (whether the Leased Premises are damaged or not) should be damaged to the extent of fifty percent (50%) or more of the then-monetary value thereof, then and in any such events, Landlord may either elect to repair the damage or may cancel this Lease by notice of cancellation within ninety (90) days after such event and thereupon this Lease shall expire, and Tenant shall vacate and surrender the Leased Premises to Landlord. Tenant's liability for rent upon the termination of this Lease shall cease as of the day following Landlord's giving notice of cancellation. In the event Landlord elects to repair any damage, any abatement of rent shall end five (5) days after notice by Landlord to Tenant that the Leased Premises have been repaired. If the damage is caused by the negligence of Tenant or its employees, agents, invitees, or concessionaires, there shall be no abatement of rent. Unless this Lease is terminated by Landlord, Tenant shall repair and refixture the interior of the Leased Premises in a manner and in at least a condition equal to that existing prior to the destruction or casualty and the proceeds of all insurance carried by Tenant on its property and fixtures shall be held in trust by Tenant for the purpose of said repair and replacement.

XIII. CONDEMNATION

          13.1   Total Condemnation. If the whole of the Leased Premises shall be acquired or taken by condemnation proceeding, then this Lease shall cease and terminate as of the date of title vesting in such proceeding.

          13.2   Partial Condemnation. If any part of the Leased Premises shall be taken as aforesaid, and such partial taking shall render that portion not so taken unsuitable for the business of Tenant, then this Lease shall cease and terminate as aforesaid. If such partial taking is not extensive enough to render the Leased Premises unsuitable for the business of Tenant, then this Lease shall continue in effect except that the Basic Annual Rent and Additional Rent shall be reduced in the same proportion that the portion of the Leased Premises (including basement, if any) taken bears to the total area initially demised and Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the Building in which the Leased Premises are located, provided that Landlord shall not be required to expend for such work an amount in excess of the amount received by Landlord as damages for the part of the Leased Premises so taken. "Amount received by Landlord" shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by mortgage lenders for the value of the diminished fee.

          13.3   Landlord's Option to Terminate. If more than twenty percent (20%) of the Building shall be taken as aforesaid, Landlord may, by written notice to Tenant, terminate this Lease. If this Lease is terminated as provided in this Section, rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make an equitable refund of any rent paid by Tenant in advance.

          13.4   Award. Tenant shall not be entitled to and expressly waives all claim to any condemnation award for any taking, whether whole or partial and whether for diminution in value of the leasehold or to the fee, although Tenant shall have the right, to the extent that the same shall not reduce Landlord's award, to claim from the condemnor, but not from the Landlord, such compensation as may be recoverable by Tenant in its own right for damages to Tenant's business and fixtures.

          13.5   Definition. As used in this Part XIII the term "condemnation proceeding" means any action or proceeding in which any interest in the Leased Premises is taken for any public or quasi-

  public purpose by any lawful authority through exercise of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof.

XIV. LANDLORD'S RIGHTS TO CURE

          14.1   General Right. In the event of breach, default, or noncompliance hereunder by Landlord, Tenant shall, before exercising any right or remedy available to it, give Landlord written notice of the claimed breach, default, or noncompliance. If prior to its giving such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of a lender which has furnished any of the financing referred to in Part XV hereof, concurrently with giving the aforesaid notice to Landlord, Tenant shall, by certified mail, return receipt requested, transmit a copy thereof to such lender. For the thirty (30) days following the giving of the notice(s) required by the foregoing portion of this section (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be rectified within thirty (30) days, Landlord shall have the right to cure the breach, default, or noncompliance involved. If Landlord has failed to cure a default within said period, any such lender shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary if within such thirty (30) day period said lender has commenced and is diligently pursuing the actions or remedies necessary to cure the breach default, or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other security instrument, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender.

          14.2   Mechanic's Lien. Should any mechanic's or other lien be filed against the Leased Premises or any part thereof by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after notice by Landlord.

XV.  FINANCING; SUBORDINATION

          15.1   Subordination. Tenant acknowledges that it might be necessary for Landlord or its successors or assigns to secure mortgage loan financing or refinancing affecting the Leased Premises. Tenant also acknowledges that the lender interested in any given loan may desire that Tenant's interest under this Lease be either superior or subordinate to the mortgage then held or to be taken by said Lender. Accordingly, Tenant agrees that at the request of Landlord at any time and from time to time Tenant shall execute and deliver to Landlord an instrument, in form reasonably acceptable to Landlord, whereby Tenant subordinates its interest under this Lease and in the Leased Premises to any first mortgage or deed of trust covering the Leased Premises (a "Mortgage"); provided, however, that any such instrument or subordination executed by Tenant shall provide that so long as Tenant continues to perform all of its obligations under this Lease its tenancy shall remain in full force and effect notwithstanding Landlord's default in connection with the Mortgage concerned or any resulting foreclosure or sale or transfer in lieu of such proceedings. Tenant shall not subordinate its interests hereunder or in the Leased Premises to any lien or encumbrance other than the Mortgages described in and specified pursuant to this Section 15.1 without the prior written consent of Landlord and of the lender interested under each Mortgage then affecting the Leased Premises. Any such unauthorized subordination by Tenant shall be void and of no force or effect whatsoever.

          15.2   Amendment. Tenant recognizes that Landlord's ability from time to time to obtain construction, acquisition, standing, and/or permanent mortgage loan financing for the Building and/or the Leased Premises may in part be dependent upon the acceptability of the terms of this

  Lease to the lender concerned. Accordingly, Tenant agrees that from time to time it shall, if so requested by Landlord and if doing so will not substantially and adversely affect Tenant's economic interests hereunder join with Landlord in amending this Lease so as to meet the needs or requirements of any lender which is considering making or which has made a loan secured by a Mortgage affecting the Leased Premises.

          15.3   Attornment. Any sale, assignment, or transfer of Landlord's interest under this Lease or in the Leased Premises including any such disposition resulting from Landlord's default under a Mortgage, shall be subject to this Lease and also Tenant shall attorn to Landlord's successor and assigns and shall recognize such successor or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract.

          15.4   Financial Information. As a condition to Landlord's acceptance of this Lease, Tenant shall provide financial information sufficient to verify to Landlord the financial condition of Tenant. Tenant hereby represents and warrants that none of such information contains or will contain any untrue statement of material fact, nor will such information omit any material fact necessary to make the statements contained therein misleading or unreliable.

XVI. EVENTS OF DEFAULT; REMEDIES OF LANDLORD

          16.1   Default by Tenant. Upon the occurrence of any of the following events, Landlord shall have the remedies set forth in Section 16.2:

          (a)   Tenant fails to pay any installment of Basic Annual Rent or Additional Rent or any other sum due hereunder within ten (10) days after Tenant receives written notice of rent due.

          (b)   Tenant fails to perform any other term, condition, or covenant to be performed by it pursuant to this Lease within ten (10) days after written notice of such default shall have been given to Tenant by Landlord or, if cure would reasonably require more than ten (10) days to complete, if Tenant fails to commence performance within the ten (10) day period or fails diligently to pursue such cure to completion.

          (c)   Tenant or any guarantor of this Lease shall become bankrupt or insolvent or file any debtor proceedings or have taken against such party in any court pursuant to state or federal statute, a petition in bankruptcy or insolvency, reorganization, or appointment of a receiver or trustee; or Tenant petitions for or enters into an arrangement; or suffers this Lease to be taken under a writ of execution.

          16.2   Remedies. In the event of any default by Tenant hereunder, Landlord may at any time, without waiving or limiting any other right or remedy available to it, terminate Tenant's rights under this Lease by written notice, reenter and take possession of the Leased Premises by any lawful means (with or without terminating this Lease), or pursue any other remedy allowed by law. Tenant agrees to pay to Landlord the cost of recovering possession of the Leased Premises, all costs of reletting, and all other costs and damages arising out of Tenant's default, including attorneys' fees. Notwithstanding any reentry, the liability of Tenant for the rent reserved herein shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord upon demand for any deficiency arising from reletting the Leased Premises at a lesser rent than applies under this Lease.

          16.3   Past Due Sums; Penalty. If Tenant fails to pay, when the same is due and payable, any Basic Annual Rent, Additional Rent, or other sum required to be paid by it hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a fluctuating rate equal to two percent (2%) per annum above the prime rate of interest charged by First Security Bank of Utah, Salt Lake City, Utah. In addition thereto, Tenant shall pay a sum of five percent (5%) of such unpaid amounts as a service fee. Notwithstanding the foregoing, however, Landlord's right concerning such interest and service fee shall be limited by the maximum amount which may properly be charged by Landlord for such purposes under applicable law.

XVII. PROVISIONS APPLICABLE AT TERMINATION OF LEASE

          17.1   Surrender of Premises. At the expiration of this Lease, Tenant shall surrender the Leased Premises in the same condition, less reasonable wear and tear, as they were in upon delivery of possession thereto under this Lease and shall deliver all keys to Landlord. Before surrendering the Leased Premises, Tenant shall remove all of its personal property and trade fixtures and such property or the removal thereof shall in no way damage the Leased Premises, and Tenant shall be responsible for all costs, expenses and damages incurred in the removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration of this Lease, the same shall be deemed abandoned and shall become the property of Landlord.

          17.2   Holding Over. Any holding over after the expiration of the term hereof or of any renewal term shall be construed to be a tenancy from month to month at such rates as Landlord may designate, but no more than 120% of the rate for the last month's rent of the term of this lease and on the terms herein specified so far as possible. Such holdover period shall not exceed six (6) months.

XVIII. ATTORNEYS' FEES

        In the event that at any time during the term of this Lease either Landlord or the Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, then the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of such action including reasonable attorneys' fees, incurred therein by the successful party.

XIX. ESTOPPEL CERTIFICATE

          19.1   Landlord's Right to Estoppel Certificate. Tenant shall, within fifteen (15) days after Landlord's request, execute and deliver to Landlord a written declaration, in form and substance similar to Exhibit "D", in recordable form: (1) ratifying this Lease; (2) expressing the Commencement Date and expiration date hereof; (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (4) that all conditions under this Lease to be performed by Landlord have been satisfied; (5) that there are no defenses or offsets against the enforcement of this Lease by the Landlord, or stating those claimed by Tenant; (6) the amount of advance rental, if any, (or none if such is the case) paid by Tenant; (7) the date to which rental has been paid; (8) the amount of security deposited with Landlord; and (9) such other information as Landlord may reasonably request. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon such declaration.

          19.2   Effect of Failure to Provide Estoppel Certificate. Tenant's failure to furnish any Estoppel Certificate within fifteen (15) days after request therefor shall be deemed a default hereunder and moreover, it shall be conclusively presumed that: (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request; (b) that there are no unusual breaches or defaults on the part of the Landlord; and (c) no more than one (1) month's rent has been paid in advance.

XX. COMMON AREAS

          20.1   Definition of Common Areas. "Common Areas" means all areas, space, equipment and special services provided for the joint or common use and benefit of the tenants or occupants of the Building and Property or portions thereof, and their employees, agents, servants, patients, customers, and other invitees (collectively referred to herein as "Occupants") including without limitation, parking, access roads, driveways, retaining walls, landscaped areas, serviceways, loading docks, pedestrian walks; courts, stairs, ramps, and sidewalks; common corridors, rooms and restrooms; air-conditioning, fan, janitorial, electrical and telephone rooms or closets; and all other areas within the Building which are not specified for exclusive use or occupancy by Landlord or any tenant (whether or not they are leased or occupied).

          20.2   License to Use Common Areas. The Common Areas shall be available for the common use of all Occupants and shall be used and occupied under a revocable license. If any such license shall be revoked, or if the amount of such areas shall be changed or diminished, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent nor shall revocation or diminution of such areas be deemed constructive or actual eviction. All Common Areas shall be subject to the exclusive control and management of Landlord. Landlord shall have the right to construct, maintain, and operate lighting and other facilities on all said areas and improvements; to police the same; to change the area, level, location, and arrangement of parking areas and other facilities; to restrict parking by tenants, their officers, agents, and employees; to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; and to close temporarily all or any portion of the parking areas or facilities to discourage non-occupant parking. Landlord shall operate and maintain the Common Areas in such manner as Landlord in its discretion shall determine, shall have full right and authority to employ and discharge all personnel with respect thereto, and shall have the right, through reasonable rules, regulations, and/or restrictive covenants promulgated by it from time to time, to control use and operation of the Common Areas in order that the same may occur in a proper and orderly fashion.

          20.3   Parking. Automobiles of Tenant and all Occupants (as defined above) associated with Tenant shall be parked only within parking areas not otherwise reserved by Landlord. Tenant shall from time to time, upon request of Landlord, supply Landlord with a list of license plate numbers of all automobiles owned by Tenant or its day-to-day Occupants.

XXI. SIGNS, AWNINGS, AND CANOPIES

        Tenant shall not place or suffer to be placed or maintained on any exterior door, wall, or window of the Leased Premises, or elsewhere in the Building, any sign, awning, marquee, decoration, lettering, attachment, or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering, or advertising matter on the glass of any window or door of the Leased Premises without first obtaining Landlord's written approval. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter, or other things, as may be approved, in good condition and repair at all times. Landlord may, at Tenant's cost, and without liability to Tenant, enter the Leased Premises and remove any item erected in violation of this Section. Landlord may establish rules and regulations governing the size, type, and design of all signs, decorations, etc., and Tenant agrees to abide thereby.

XXII. MISCELLANEOUS PROVISIONS

          22.1   No Partnership. Landlord does not by this Lease, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of its business or otherwise.

          22.2   Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord's control, including labor disputes, civil commotion, war, governmental regulations or controls, fire or other casualty, inability to obtain any material or service, or acts of God.

          22.3   No Waiver. Failure of Landlord to insist upon the strict performance of any provision or to exercise any option hereunder shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by Landlord.

          22.4   Notice. Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified or registered mail, postage prepaid and shall be addressed (a) if to Landlord, at the place specified for payment of rent, which is set forth below, and (b) if to Tenant, either at the Leased Premises or at any other current address for Tenant which is known to Landlord, including the address set forth below. Either party may designate such other address as shall be given by written notice.

Landlord:	BAY PACIFIC CO. c/o The Boyer Company 127 South 500 East, Suite 100 Salt Lake City, Utah 84102 (801) 521-4781
Tenant:	SENTO CORPORATION Attn: Chief Financial Officer 420 E South Temple, Suite Salt Lake City, UT
[TENANT TO PROVIDE]

          22.5   Captions; Attachments; Defined Terms:

          (a)   The captions to the section of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease.

          (b)   Exhibits referred to in this Lease, and any addendums and schedules attached to this Lease shall be deemed to be incorporated in this Lease as though part thereof.

          22.6   Recording. Tenant may not record this Lease or a memorandum thereof without the written consent of Landlord, which consent shall not be unreasonably withheld. Landlord, at its option and at any time, may file this Lease for record with the Recorder of the County in which the Building is located.

          22.7   Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

          22.8   Broker's Commissions. Tenant represents and warrants that there are no claims for brokerage commissions or finder's fees in connection with this Lease except CB Richard Ellis

  (Paul Anderson agent) representing the Tenant and agrees to indemnify Landlord against and hold it harmless from all liabilities arising from such claims, including any attorneys' fees connected therewith.

          22.9   Tenant Defined: Use of Pronouns. The word "Tenant" shall be deemed and taken to mean each and every person or party executing this document as a Tenant herein. If there is more than one person or organization set forth on the signature line as the Tenant, their liability hereunder shall be joint and several. If there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

          22.10   Provisions Binding, Etc. Except as otherwise provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representative, heirs, successors, and assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by such provisions. In the event of any sale or assignment (except for purposes of security or collateral) by Landlord of the Building, the Leased Premises, or this Lease, Landlord shall, from and after the Commencement Date (irrespective of when such sale or assignment occurs), be entirely relieved of all of its obligations hereunder.

          22.11   Entire Agreement, Etc. This Lease and the Exhibits, Riders, and/or Addenda, if any, attached hereto, constitute the entire agreement between the parties. Any guaranty attached hereto is an integral part of this Lease and constitutes consideration given to Landlord to enter in this Lease. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. Submission of this Lease for examination does not constitute an option for the Leased Premises and becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant. If any provision contained in the rider or addenda is inconsistent with a provision in the body of this Lease, the provision contained in said rider or addenda shall control. It is hereby agreed that this Lease contains no restrictive covenants or exclusives in favor of Tenant. The captions and Section numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any section or paragraph.

          22.12   Governing Law: The interpretation of this Lease shall be governed by the laws of the State of Utah. Tenant hereby expressly and irrevocably agrees that Landlord may bring any action or claim to enforce the provisions of this Lease in the State of Utah, County of Salt Lake, and the Tenant irrevocably consents to personal jurisdiction in the State of Utah for the purposes of any such action or claim. Tenant further irrevocably consents to service of process in accordance with the provisions of the laws of the State of Utah. Nothing herein shall be deemed to preclude or prevent Landlord from bringing any action or claim to enforce the provisions of this Lease in any other appropriate place or forum.

          22.13   Recourse by Tenant. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the land, Buildings and Improvements thereto, and subject to prior rights of any mortgagee, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord or any of its partners, shareholders, successors, or assigns shall be subject to levy, execution, or other procedures for the satisfaction of Tenant's remedies.

          22.14   Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the State of Utah.

        IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease on the date first set forth above.

LANDLORD:	BAY PACIFIC CO., A CALIFORNIA CORPORATION, BY ITS MANAGING PARTNER, THE BOYER COMPANY, L.C.
By:
Its:
TENANT:	SENTO CORPORATION
By:
Its:

NOTARY

STATE OF UTAH	)
	)	ss
COUNTY OF SALT LAKE	)

        On this            day of                        , 200    , personally appeared before me H. ROGER BOYER, who duly acknowledged to me that he executed the foregoing Lease as the CHAIRMAN AND MANAGER of BAY PACIFIC CO., A CALIFORNIA CORPORATION, BY ITS MANAGING PARTNER, THE BOYER COMPANY, L. C., A UTAH LIMITED LIABILITY COMPANY.

My commission Expires:	Notary Public Residing at SALT LAKE COUNTY
STATE OF	)
	)	ss
COUNTY OF	)

        This foregoing instrument was acknowledged before me this            day of                        , 200    , by                        , the manager of                        , a                         limited liability company.

My Commission Expires:	Notary Public Residing at
STATE OF	)
	)	ss
COUNTY OF	)

        On this            day of                        , 200    , personally appeared before me, one of the signers of the foregoing Lease, who duly acknowledged to me that he executed the same.

My Commission Expires:	Notary Public Residing at

STATE OF	)
	)	ss
COUNTY OF	)

        On this            day of                        , 200    , personally appeared before me                                who duly acknowledged to me that he executed the foregoing Lease as one of the                                Partners in                                        , a                              Partnership.

My commission Expires:	Notary Public Residing at
STATE OF	)
	)	ss
COUNTY OF	)

        On this            day of                        , 200    , personally appeared before me                                and                         , who being duly sworn, did say that they are the                         and                               respectfully, of                              , a                                Corporation, and that said instrument was signed in behalf of said corporation by authority of its by-laws or a resolution of its Board of Directors, and said                                  and                               acknowledged to me that said corporation executed the same.

My commission Expires:	Notary Public Residing at

EXHIBIT "A"

LEGAL DESCRIPTION OF PROPERTY

420 EAST SOUTH TEMPLE

        420 EAST SOUTH TEMPLE is situated in Salt Lake County, State of Utah, and is described as follows:

        Beginning at the Southeast corner of South Temple and Fourth East Streets, said point being the Northwest corner of Block 62, Plat "B", Salt Lake City Survey and running thence South along the East line of Fourth East Street 264.50 feet to the North line of Alameda Avenue; thence East along said North line 330.00 feet; thence North 99.50 feet; thence West 115.50 feet; thence North 165.00 feet to the South line of South Temple Street; thence West along said South line 214.50 feet to the point of beginning.

        Subject to a Right-Of-Way, dated April 18, 1882, in favor of the Salt Lake City Corporation, for the purpose of constructing, operating and maintaining flumes in which to carry the waters of the Jordan and Salt Lake City Canal on, over and through approximately the Southwesterly 7 feet of the subject property, recorded April 28, 1882, in Book "1" of Deeds, at Page 82, Salt Lake County Recorder's Office.

        Subject to an easement, dated April 27, 1942, in favor of Gerhard Backer, et un, for the purpose of construction and perpetually operating and maintaining a sewer pipe for house in and through; Part of Lot 4, Block 62, Plat "B", Salt Lake City Survey, a 4 foot right-of-way, the center line of which is described as follows: Commencing 34 feet West of the Northeast corner of said Lot 4; thence South 3 1/2 feet; thence West 57 feet; thence South 96 feet to Alameda Avenue where sewer is to be located. Said easement was recorded May 4, 1942, as Entry No. 928332, in Book 309, at Page 129, Salt Lake County Recorder's Office.

A-1

EXHIBIT "B"
PLANS OF LEASED
PREMISES

B-1

PRELIMINARY FLOOR PLAN

RECEPTION AREA
MAIN CONFERENCE ROOM
BREAK ROOM
STORAGE ROOM
SERVER ROOM
COPY AREA
STOR. ROOM
OFFICE
8X9
6X8
EXEC. ASSIST.
EXECUTIVE OFFICE
CONF. ROOM
CONFERENCE ROOM
7,177 USF
8,397 RSF

PRELIMINARY FLOOR PLAN

SCALE: NOT TO SCALE

EDA
111 EAST BROADWAY
SUITE 200
SALT LAKE CITY
UTAH 84111
TEL 801 531.7600
EMAIL eda@edaarch.com

SENTO CORPORATION
420 E. SOUTH TEMPLE - 4TH FLOOR
SALT LAKE CITY, UTAH

DATE: 4/20/04
JOB NO:
DWG REF:

SHEET NO.
DD-3

B-2

EXHIBIT "C"

        Landlord shall complete the construction and finishings of the Premises as per Exhibit B using agreed upon material in a timely and professional manner. Landlord shall contribute an allowance of up to $233,610 for the construction and furnishings of the Premises. Any cost beyond the $233, 610 shall be the responsibility of Tenant.

        It is acknowledged and agreed by both parties that the SMED flooring, carpet tile, modular walls and furniture provided by CCG Howells, and included in the Tenant Improvement Allowance allocated to the Premises at the time of occupancy, shall remain the property of Landlord upon termination of the Lease. Normal wear and tear expected.

C-1

EXHIBIT "D "

ACKNOWLEDGMENT OF COMMENCEMENT DATE
AND TENANT ESTOPPEL CERTIFICATE

TO:                                                                                                                          DATE:

RE:

Gentlemen:

        The undersigned, as Tenant, has been advised that the Lease has been or will be assigned to you as a result of your financing of the above-referenced property, and as an inducement therefor hereby confirms the following:

1.
That it has accepted possession and is in full occupancy of the Premises, that the Lease is in full force and effect, that Tenant has received no notice of any default of any of its obligations under the Lease, and that the Lease Commencement Date is                        .

2.
That the improvements and space required to be furnished according to the Lease have been completed and paid for in all respects, and that to the best of its knowledge, Landlord has fulfilled all of its duties under the terms, covenants and obligations of the Lease and is not currently in default thereunder.

3.
That the Lease has not been modified, altered, or amended, and represents the entire agreement of the parties, except as follows:

4.
That there are no offsets, counterclaims or credits against rentals, nor have rentals been prepaid or forgiven, except as provided by the terms of the Lease.

5.
That said rental payments commenced or will commence to accrue on                        , and the Lease term expires                        . The amount of the security deposit and all other deposits paid to Landlord is $                        .

6.
That Tenant has no actual notice of a prior assignment, hypothecation or pledge of rents of the Lease, except:                                                 .

7.
That this letter shall inure to your benefit and to the benefit of your successors and assigns, and shall be binding upon Tenant and Tenant's heirs, personal representatives, successors and assigns. This letter shall not be deemed to alter or modify any of the terms, covenants or obligations of the Lease.

        The above statements are made with the understanding that you will rely on them in connection with the purchase of the above-referenced property.

Very truly yours,

Date of Signature:	By:

D-1

EXHIBIT "E"

COST TO CONSTRUCT LEASED PREMISES

TENANT: SENTO CORPORATION

DATE: April 2005

SQUARE FOOTAGE: 8,397

ITEM			COST ESTIMATE
l.	Building Permit		$
2.	Mechanical
3.	Electrical
4.	Walls
5.	Doors, Frames, Hardware
6.	Painting
7.	Floorcovering
8.	Base
9.	Ceiling
10.	Glass
11.	Exterior Blinds
12.	Millwork/Plumbing
13.	Clean Up
14.	Contingency
15.	Supervision
16.	Architect
17.	Engineer
18.	Other
Shelving
Wallcovering
Stain of Woodwork
		TOTAL COST		(to be determined)
		LANDLORD ALLOWANCE (Section 2.3)		$233,610

		TENANT CONSTRUCTION COST OBLIGATION		(to be determined)

Rider
Attached to and a part of the Lease Agreement between Bay Pacific Corporation and
Sento Corporation

        1.     Penalties for Late Delivery of Premises. Should delays cause Tenant to be unable to occupy the Premises in a state of substantial completion by June 30th, 2005, Landlord agrees to pay $39,762.10 for every month or partial month of delay, starting July 1st, 2005. Notwithstanding anything contained to the contrary, Landlord shall not be responsible for the penalty if the delays are the result of written requested change or upgrades of the floor plan initiated by Tenant including delays in Tenant's ability to complete the installation of phone and data cabling, or if such delays are caused by a Force Majeure event as defined in Article 22.2 of the Lease agreement.

        2.     Renewal Rights. Tenant has two (2) options-to-renew the term of this lease for up to two (2) years each at 100% of a mutually-agreed-upon market rate and agrees to give Landlord 120-day, written notice of its intent to extend.

        3.     Expansion Rights. Tenant has an ongoing Right-of-First-Refusal on any space on the Fourth Floor that is available or becomes available during the Term. Tenant shall have ten (10) business days from receipt of Landlord's notice to exercise its Right-of-First-Refusal. Term for the expansion area shall be coterminous and shall commence when Landlord substantially completes any improvements. Terms and conditions shall be identical to Tenant's original lease with all concessions and allowances prorated over the balance of the Lease Term for the additional square footage (with the exception that the Tenant Improvement Allowance for expansion space shall be reduced from the initial $30.00 per rentable square foot to $15.00 per rentable square foot).

        4.     Building Access. Tenant is permitted access to the Premises 24 hours a day, 365 days a year.

        5.     After-Hours HVAC and Other Charges. Per the request of Tenant to use after-hours HVAC, Landlord shall charge Tenant $15 per hour for after-hours HVAC use.

        6.     Transmission Equipment. Tenant has access to roof to place transmission equipment on the building. Tenant has right to place equipment on the roof and run the required cabling to the Premises.

        7.     Back-Up Generator. Tenant shall reserve the right to access any unused back-up generators per the approval of the Landlord and based on an agreeable plan to run access wiring to the back-up generator.

        8.     Market Rate shall be defined as the then fair market net rental value of the premises as of the date of commencement of the renewal term, determined in accordance with the provisions set forth below. The fair market net rental value of the premises shall mean the net rental that would be agreed to by a Landlord and a new Tenant, each of whom is willing, but neither of whom is compelled, to enter into the lease transaction. The fair market, net rental value shall be determined on the basis of the assumption that the fair market net rental value shall be projected to the commencement date of the applicable renewal term. The net fair market rental value to be determined shall not take into account any existing tenant improvements or any special uses or rights afforded to the tenant under the lease in connection with the premises, but shall take into account the following factors:

  i.
  Rental for comparable premises in comparable existing buildings (taking into consideration, but not limited to, use, location and/or floor level within the applicable building, definition of net rentable area, quality, age and location of the applicable buildings);

  ii.
  The rentable area of the premises being leased;

  iii.
  The length of the pertinent rental term;

  iv.
  The extent to which the tenant improvement allowance, rent credit, moving allowance, space planning allowance, or similar inducements given to Tenant are less than that which would gave been given to a comparable new tenant in a comparable building;

  v.
  The quality of credit worthiness of the tenant.

        9.     If Landlord and Tenant are unable to agree upon the fair market net rental value, the determination of fair market net rental value shall be determined by three appraisers selected according to the provisions of the American Arbitration Association, and appraisers to have the MAI designation and a minimum of ten (10) years experience in the Salt Lake City office market. Tenant's renewal rate shall be decided no later than thirty (30) days prior to the date upon which Tenant must exercise notice to renew. The cost of arbitration shall be shared equal by Landlord and Tenant.

i

X.	INDEMNITY		10
	10.1	Indemnification By Tenant	10
	10.2	Release of Landlord	10
	10.3	Notice	10
	10.4	Litigation	11
XI.	INSURANCE		11
	11.1	Insurance on Tenant's Personal Property and Fixtures	11
	11.3	Liability Insurance	11
	11.4	Waiver of Subrogation	11
	11.5	Lender	11
XII.	DESTRUCTION		11
XIII.	CONDEMNATION		12
	13.1	Total Condemnation	12
	13.2	Partial Condemnation	12
	13.3	Landlord's Option to Terminate	12
	13.4	Award	12
	13.5	Definition	12
XIV.	LANDLORD'S RIGHTS TO CURE		13
	14.1	General Right	13
	14.2	Mechanic's Lien	13
XV.	FINANCING; SUBORDINATION		13
	15.1	Subordination	13
	15.2	Amendment	13
	15.3	Attornment	14
	15.4	Financial Information	14
XVI.	EVENTS OF DEFAULT; REMEDIES OF LANDLORD		14
	16.1	Default by Tenant	14
	16.2	Remedies	14
	16.3	Past Due Sums; Penalty	15
XVII.	PROVISIONS APPLICABLE AT TERMINATION OF LEASE		15
	17.1	Surrender of Premises	15
	17.2	Holding Over	15
XVIII.	ATTORNEYS' FEES		15
XIX.	ESTOPPEL CERTIFICATE		15
	19.1	Landlord's Right to Estoppel Certificate	15
	19.2	Effect of Failure to Provide Estoppel Certificate	15
XX.	COMMON AREAS		16
	20.1	Definition of Common Areas	16
	20.2	License to Use Common Areas	16
	20.3	Parking	16
XXI.	SIGNS, AWNINGS, AND CANOPIES		16

ii

XXII.	MISCELLANEOUS PROVISIONS		17
	22.1	No Partnership	17
	22.2	Force Majeure	17
	22.3	No Waiver	17
	22.4	Notice	17
	22.5	Captions; Attachments; Defined Terms	17
	22.6	Recording	17
	22.7	Partial Invalidity	17
	22.8	Broker's Commissions	17
	22.9	Tenant Defined	18
	22.10	Provisions Binding, Etc.	18
	22.11	Entire Agreement, Etc.	18
	22.12	Governing Law	18
	22.13	Recourse by Tenant	18
	22.14	Choice of Law	18
SIGNATURES			19
NOTARIES			20 & 21

RIDER	Yes	[X]	No

GUARANTY	Yes		No	[X]

EXHIBIT "A"	DESCRIPTION OF REAL PROPERTY
EXHIBIT "B"	FLOORPLAN OF LEASED PREMISES
EXHIBIT "C"	TO BE PROVIDED
EXHIBIT "D"	ACKNOWLEDGMENT OF COMMENCEMENT DATE & ESTOPPEL CERTIFICATE
EXHIBIT "E"	COST TO CONSTRUCT LEASED PREMISES

iii

QuickLinks

LEASE AGREEMENT 420 EAST SOUTH TEMPLE OFFICE BUILDING
NOTARY
EXHIBIT "A" LEGAL DESCRIPTION OF PROPERTY
EXHIBIT "B" PLANS OF LEASED PREMISES
PRELIMINARY FLOOR PLAN
EXHIBIT "C"
EXHIBIT "D " ACKNOWLEDGMENT OF COMMENCEMENT DATE AND TENANT ESTOPPEL CERTIFICATE
EXHIBIT "E" COST TO CONSTRUCT LEASED PREMISES
Rider Attached to and a part of the Lease Agreement between Bay Pacific Corporation and Sento Corporation
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